Exhibit 10.1
CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES—CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Exide Technologies
13000 Deerfield Parkway
Bldg. 200
Milton, GA 30004
Telephone: 678.566.9000
www.Exide.com
May 4, 2009
Dear Gordon:
You have been selected to participate in the Exide Technologies Annual Long-Term Performance Program (the “Program”) established pursuant to the 2004 Stock Incentive Plan, as amended (the “Plan”), for the performance period that began on April 1, 2009 and will end on March 31, 2010 (the “Performance Period”). You will, as a part of the Program, receive separate option and restricted share unit awards. This award letter sets forth the terms of the 151,033 Performance Unit(s) (“Performance Units”) that have been granted to you by the Compensation Committee (“Committee”) of the Board of Directors of Exide Technologies (the “Company”) under the Program and Plan for the Performance Period. Please refer to the enclosed summary for an additional explanation of the Program and the Performance Units. Such Performance Unit Award is intended to constitute qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
Cash payment of the Peformance Unit Award is based upon the attainment of target performance goals, which are measured by two Performance Measures at the end of the Performance Period: (1) earnings before interest, taxes, depreciation, amortization and restructuring, as well as non-cash currency remeasurement gains or losses, non-cash gains or losses from the revaluation of the Company’s warrants liability, impairment charges, gains or losses on assets sales, non-cash stock compensation expense and minority interest (“Adjusted EBITDA”) and (2) Net Income plus or minus after tax reorganization expenses relating to ongoing claims administration and settlement, non-cash gain or loss from revaluation of the Company’s warrants liability (no tax effect as such is not subject to U.S. income taxes), after tax restructuring charges, non-cash, after tax currency remeasurement gains or losses which relates principally to historic intercompany debt, and the impact of one-time tax items, including the impacts of non-cash valuation allowances, the sum of which is divided by weighted average shares outstanding (“Adjusted EPS”). If the level of achievement with respect to each indicator is the same, each indicator will provide 50% of the total payable cash award. However, if the level of achievement is different for each indicator, the amount earned with respect to each indicator will equal a larger or smaller percentage of the total payable cash award.
There are three performance goal levels: Target Goal level, Threshold Goal level, and Maximum Goal level. If the Target Goal level is met for both the Adjusted EBITDA and the Adjusted EPS, but is not exceeded, you will be entitled to an aggregate target cash award of $950,000 for the Performance Period (the “Target Award”). Likewise, if the Threshold Goal level is met for both the Adjusted EBITDA and the Adjusted EPS, but is not exceeded, you will be entitled to an aggregate threshold cash award of $760,000 for the Performance Period, and if the Maximum Goal level is met for both the Adjusted EBITDA and the Adjusted EPS, but is not exceeded, you

CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES—CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.
will be entitled to an aggregate maximum cash award of $1,900,000 for the Performance Period. If the Threshold Goal level is not met, you will not receive any payment for the Performance Period.
If performance falls between the Threshold Goal level and the Target Goal level, each 1% improvement in performance will result in a 0.8% increase in award amount above the Threshold Goal level until the Target Award amount is reached. If performance falls between the Target Goal level and 125% of the Target Goal level, each 1% improvement in performance will result in a 2% increase in award amount until 125% of the Target Goal level is reached. If performance is between 125% of the Target Goal level and the Maximum Goal level (130% of the Target Goal), each 1% improvement in performance will result in a 10% increase above 150% of the Target Award amount until the Maximum Goal level is reached.
If you become entitled to receive any payment for your Performance Units, you will be paid a cash payment with respect to your Performance Unit Award within forty-five (45) days after receipt of audited results and approval by the Committee, but in no event later than December 31, 2010 (the “Payment Date”).
Set forth below are the Threshold Goals, Target Goals and Maximum Goals for the Adjusted EBITDA and Adjusted EPS indicators for the Performance Period:

Indicator	Threshold Goal	Target Goal	Maximum Goal
Adjusted EBITDA	$***	$***	$***
Adjusted EPS	$***	$***	$***
This letter in no way guarantees that you will receive a cash payment under the Program or Plan. You will receive a cash payment (less any applicable withholding) with respect to the Performance Unit Award for the Performance Period only if the Threshold Goal is achieved with respect to at least one indicator and payment is otherwise permitted under the terms of the Plan.
If your employment terminates on account of your death prior to the end of the Performance Period, you will receive a prorated portion of your Target Award based upon the fraction of the Performance Period during which you worked. Such earned amount will be paid as soon as practicable, and in all events within 10 days, following your date of termination on account of your death.
If your employment terminates on account of your disability prior to the end of the Performance Period, you will receive a prorated portion of your Target Award based upon the fraction of the Performance Period during which you worked. Such earned amount will be paid on the first business day of the seventh month after the date of your “separation of service” with the Company (determined in accordance with Section 409A of the Code).
If your employment is voluntarily or involuntarily terminated during the Performance Period, you will forfeit your entire Performance Unit Award.
In the event of a Change in Control that constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company, within the

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.***

CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES—CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.
meaning of Section 409A of the Code (a “Section 409A Change in Control”), you will receive a prorated portion of your Target Award based upon the fraction of the Performance Period during which you worked. Such earned amount will be paid as soon as practicable, and in all events within 10 days, following the effective date of the Change in Control; provided, however, that if the Change in Control is not a Section 409A Change in Control, notwithstanding that you will be deemed to be vested in the prorated portion of your Target Award upon the occurrence of the Change in Control, payment will be made to you on the earliest of (i) the Payment Date, (ii) the first business day of the seventh month after the date of your “separation of service” with the Company (determined in accordance with Section 409A of the Code) or (iii) your death.
If there is a conflict between these termination provisions and the termination provisions of the Plan, the terms of the Plan shall govern.
Please contact me if you have any questions about the Plan or the Program.

Very truly yours,

By: George S. Jones Jr.
The undersigned hereby accepts the terms of this Award Agreement and the Plan.

Gordon A. Ulsh

CONFIDENTIAL TREATMENT REQUESTED BY EXIDE TECHNOLOGIES—CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.
EXIDE TECHNOLOGIES
2004 STOCK INCENTIVE PLAN
Exhibit A
Designation of Beneficiary
          In connection with the PERFORMANCE UNIT AWARD AGREEMENT (the “Award Agreement”) entered into on May 4, 2009 between Exide Technologies (the “Company”) and Gordon Ulsh, an individual residing at                                                              (the “Recipient”), the Recipient hereby designates the person specified below as the beneficiary of the Recipient’s interest in the Performance Unit Award (as defined in the 2004 Stock Incentive Plan of the Company, as amended) awarded pursuant to the Award Agreement. This designation shall remain in effect until revoked in writing by the Recipient.

Name of Beneficiary:

Address:

Social Security No.:
          The Recipient understands that this designation operates to entitle the above-named beneficiary to the rights conferred by the Award Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Recipient, including by delivery to the Company of a written designation of beneficiary executed by the Recipient on a later date.

Date:

By:
Gordon Ulsh
Sworn to before me this
           day of                     , 200_

Notary Public
County of
State of